EXHIBIT 6

Consent of Gilbert Laustsen Jung Associates Ltd.

Gilbert Laustsen Jung Associates Ltd. Petroleum Consultants 4100, 400 – 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 (403) 266-9500 Fax (403) 262-1855

LETTER OF CONSENT

TO:                 Suncor Energy Inc.

                        The Securities and Exchange Commission

                        The Securities Regulatory Authorities of each Province of Canada

                                                                                                Re:          Suncor Energy Inc.

We refer to the following reports prepared by Gilbert Laustsen Jung Associates Ltd.:

•                  the letter reports dated January 15, 2003, as to the synthetic crude oil reserves effective December 31, 2002 associated with the Suncor Energy Inc. oil sands operations located near Fort McMurray, Alberta;

•                  the letter report dated January 24, 2003 as to the Firebag Project effective December 31, 2002;

•                  the Reserve Determination and Evaluation of the Canadian Oil and Gas Properties of Suncor Energy Inc. Natural Gas effective December 31, 2002, dated January 28, 2003;

•                  the Suncor Energy Inc. Natural Gas Constant Price Analysis effective December 31, 2002, dated January 22, 2003;

(collectively the “Reports”)

We hereby consent to the use of our name, reference to and excerpts from the said reports by Suncor Energy Inc. in its Annual Information Form for the 2002 fiscal year (AIF) and its annual report on Form 40-F (Form 40-F), including Exhibit 1, Proved Oil and Gas Reserves Quantities, thereto, and the registration statements of Suncor Energy Inc. on Form F-3 (File No. 333-7450), Form F-10 (File No. 333-14242) and Form S-8 (File No. 333-87604).

We have read the AIF and the Form 40-F and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from our Reports or that are within our knowledge as a result of the services which we performed in connection with the preparation of the Reports.

                                                                                                                Yours very truly,

                                                                                                                GILBERT LAUSTSEN JUNG

                                                                                                                ASSOCIATES LTD.

                                                                                                                ORIGINALLY SIGNED BY

                                                                                                                Wayne W. Chow, P. Eng.

                                                                                                                Vice-President

Calgary, Alberta

Date: March 27, 2003